UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2018 (April 20, 2018)

FGL Holdings

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37779	98-1354810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, PO Box 1093

Boundary Hall

Cricket Square

George Town, Grand Cayman KY1-1102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 445-6758

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and Supplemental Indenture

On April 20, 2018 (the “Closing Date”), Fidelity & Guaranty Life Holdings, Inc. (the “Issuer”) issued $550 million aggregate principal amount of 5.50% Senior Notes due 2025 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of the Closing Date (the “Base Indenture”), among the Issuer, the guarantors from time to time party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and a supplemental indenture thereto (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Issuer will pay interest on the Notes in cash on May 1 and November 1 of each year at a rate of 5.50% per annum. Interest on the Notes will accrue from and including the Closing Date and the first interest payment date will be November 1, 2018. The Notes will mature on May 1, 2025.

As further described below under Items 1.02 and 8.01, the proceeds from the issuance of the Notes were used by the Issuer to (i) repay $135 million principal amount outstanding under the Issuer’s revolving credit facility and to pay accrued interest and expenses in connection therewith and (ii) redeem in full and satisfy and discharge all of the outstanding $300 million aggregate principal amount of the Issuer’s 6.375% Senior Notes due 2021. The remainder of such proceeds will be used for general corporate purposes, which may include additional capital contributions to our insurance subsidiaries.

The Notes are fully and unconditionally guaranteed by the Issuer’s direct parent, FGL US Holdings Inc., a Delaware Corporation, the Issuer’s indirect parent, CF Bermuda Holdings Limited, a Bermuda exempted limited liability company (the “Parent”), and certain existing and future wholly-owned domestic restricted subsidiaries of the Parent, other than its insurance subsidiaries. Under certain circumstances, the Indenture permits the Parent to designate certain of its subsidiaries as unrestricted subsidiaries, which subsidiaries will not be subject to the covenants in the Indenture and will not guarantee the Notes.

The Notes are the general unsecured senior obligations of the Issuer and each guarantee is the general unsecured senior obligation of each Guarantor (the “Guarantee”). The Notes and the related Guarantees are effectively subordinated to all of the Issuer’s and the Guarantors’ future secured debt, to the extent of the value of the assets securing such indebtedness. The Notes and the Guarantees will rank senior in right of payment to all of the Issuer’s and the Guarantors’ future debt that is expressly subordinated in right of payment to the Notes and the Guarantees and equal in right of payment with any of the Issuer’s and the Guarantors’ other senior indebtedness. In addition, the Notes will be structurally subordinated in right of payment to all of the liabilities of existing and future subsidiaries of the Parent that do not guarantee the Notes.

At any time prior to February 1, 2025, the Issuer may, at its option, redeem the Notes in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest to, but excluding, the redemption date. Thereafter, the Issuer may, at its option, redeem the Notes in whole or in part at any time at the Issuer’s option at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

In the event of a Change of Control Triggering Event (as defined in the Indenture), each holder of the Notes will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date. If the Issuer sells assets outside the ordinary course of business and does not use the net proceeds for specified purposes, it may be required to use such net proceeds to make an offer to repurchase the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture contains covenants that restrict the Parent’s and its restricted subsidiaries’ ability to, among other things, pay dividends on or make other distributions in respect of equity interests or make other restricted payments, make certain investments, incur or guarantee additional indebtedness, create liens on certain assets to secure debt, sell certain assets, consummate certain mergers or consolidations or sell all or substantially all assets, or enter into transactions with affiliates.

The Indenture also provides for customary events of default, including non-payment of principal, interest or premium, failure to comply with covenants, and certain bankruptcy or insolvency events.

The foregoing summary of the Base Indenture and Supplemental Indenture is qualified in its entirety by reference to the full text of the Base Indenture and Supplemental Indenture, copies of which are incorporated by reference in this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On April 16, 2018, the Issuer instructed Wells Fargo Bank, National Association, as trustee (the “2021 Notes Trustee”) of its 6.375% Senior Notes due 2021 (the “2021 Notes”) to deliver a notice of redemption to the holders of the outstanding 2021 Notes. On April 20, 2018, the Issuer caused approximately $307.2 million of the net proceeds from the issuance and sale of the Notes to be irrevocably deposited with the 2021 Notes Trustee to satisfy and discharge the indenture governing the 2021 Notes, dated March 27, 2013, as amended and restated on November 20, 2017, among the Issuer, the guarantors from time to time party thereto and the 2021 Notes Trustee. The deposited funds are to be held in trust until May 16, 2018 (the “Redemption Date”), at which time such money will be used to fund the redemption of the outstanding 2021 Notes (including the payment of accrued and unpaid interest on the outstanding 2021 Notes to, but excluding, the Redemption Date) at a redemption price of 101.594% of the aggregate principal amount thereof.

Item 8.01. Other Events

On April 24, 2018, the Issuer repaid $135 million principal amount outstanding under the Issuer’s revolving credit facility and accrued interest in connection therewith. Immediately following such repayment, no borrowings were outstanding under the Issuer’s revolving credit facility.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated April 20, 2018, among Fidelity Guaranty & Life Holdings, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee

4.2	Supplemental Indenture, dated April 20, 2018, among Fidelity & Guaranty Life Holdings, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee

4.3	Form of 5.50% Note due 2025 (included in Exhibit 4.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FGL HOLDINGS

	By:	/s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: General Counsel and Secretary

Dated: April 25, 2018